SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 13, 2004

Date of Report (date of earliest event reported)

OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1341 Orleans Drive
Sunnyvale, California 94089-1136

(Address of principal executive offices)

(408) 542-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 15, 2004, OmniVision Technologies, Inc. (the “Company”) issued a press release announcing the appointment of Peter V. Leigh as the Company’s new Vice President of Finance and Chief Financial Officer and the resignation of John T. Rossi from such positions. Mr. Rossi will be available to assist in the transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     Prior to joining the Company, Mr. Leigh, age 59, had worked as a consultant since December 2002. From 1995 to 2002, he served as Vice President of Finance and Chief Financial Officer of Metron Technology, a marketer and seller of materials, equipment and services to the semiconductor industry. From 1992 to 1995, Mr. Leigh served as Vice President of Finance and Chief Financial Officer of Liposome Technology, a bio-pharmaceutical company. From 1982 to 1992, he was Corporate Controller of Bio-Rad Laboratories, a manufacturer of research chemistry products, clinical diagnostics and analytical instruments. Mr. Leigh received a B.A. in economics from Oxford University and an M.B.A. from Harvard Business School.

     As the Company’s Vice President of Finance and Chief Financial Officer, Mr. Leigh will be paid an annual base salary of $210,000 and has been granted an option to purchase up to 400,000 shares of the Company’s common stock at an exercise price of $12.12, the closing sales price of the Company’s common stock on September 10, 2004, as reported by The Nasdaq Stock Market. The shares subject to the stock option will vest over a period of four years, subject to Mr. Leigh’s continued employment with the Company.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit	Description
99.1	Press Release of OmniVision Technologies, Inc. dated September 15, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2004

OmniVision Technologies, Inc.
By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer